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
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                                    FORM 8-K                    ---------------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported)     November 30, 2001
                                                --------------------------------
                            Advance Auto Parts, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     001-16797                  54-2049910
----------------------------   -------------------------    --------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
   of incorporation)                                         Identification No.)

         5673 Airport Road, Roanoke, Virginia                      24012
--------------------------------------------------------------------------------
       (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (540) 362-4911
                                                   -----------------------------

________________________________________________________________________________
         (Former name or former address, if changed since last report.)


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.           Acquisition or Disposition of Assets.

       On November 28, 2001, Advance Auto Parts, Inc., a Delaware corporation ("Advance Auto Parts"), completed its acquisition of Discount Auto Parts, Inc., a Florida corporation ("Discount"). Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 7, 2001 among Advance Auto Parts, Advance Holding Corporation, a Virginia corporation ("Advance Holding"), AAP Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of Advance Auto Parts ("Merger Sub"), Advance Stores Company, Incorporated, a Virginia Corporation ("ASCI"), and Discount, Merger Sub merged (the "Merger") with and into Discount, with Discount continuing as the surviving corporation and a wholly-owned subsidiary of Advance Auto Parts, and each issued and outstanding share of Discount common stock was converted into and represented the right to receive 0.2577 of a share of Advance Auto Parts common stock and $7.50 in cash. Advance Auto Parts will not issue fractional shares in the Merger. Instead, Advance Auto Parts paid or will pay cash in an amount determined by multiplying the fraction of a share of Advance Auto Parts common stock to which a person is entitled by $29.11.

       As a result of the Merger, (a) the former holders of Discount common stock are entitled to receive approximately 4,309,970 shares of common stock of Advance Auto Parts and $125,435,670 in cash, (b) the former holders of options to purchase Discount common stock with a per share exercise price less than $15.00 are entitled to receive an aggregate of $3,043,150 in cash, and (c) the former holders of options to purchase Discount common stock with a per share exercise price equal to or greater than $15.00 are entitled to receive options to purchase 574,765 shares of Advance Auto Parts common stock under the Advance Auto Parts 2001 Executive Stock Option Plan. Adjustments for fractional shares and payments in cash in lieu thereof is to be made by Advance Auto Parts upon receipt from holders of Discount common stock of properly executed letters of transmittal.

        Concurrently with the consummation of the Merger, Advance Holding merged with and into Advance Auto Parts, with Advance Auto Parts continuing as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 (the "Reincorporation Merger Agreement") between Advance Holding and Advance Auto Parts, and each issued and outstanding share of Advance
Holding Class A common stock was automatically converted into the right to receive one share of Advance Auto Parts common stock.

       Immediately following the closing of the Merger, Advance Auto Parts contributed 100% of the stock of Discount to ASCI, and Discount became a wholly-owned subsidiary of ASCI.

       As a result of the Merger, Advance Auto Parts became a public company and the common stock of Advance Auto Parts became listed for trading on the New York Stock Exchange.

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     The Merger was funded with (a) the net proceeds of approximately $185.6 million from the sale by ASCI of its 10-1/4% Senior Subordinated Notes due 2008 (the "Notes"), and (b) $485 million in term loans, consisting of a $180 million Tranche A Term Loan facility with a maturity of five years and a $305 million Tranche B Term Loan facility with a maturity of six years (collectively, the "New Credit Facility"), pursuant to a Credit Agreement dated as of November 28, 2001 among ASCI, JP Morgan Chase Bank ("Chase") and certain financial institutions.

           Immediately following the closing of the Merger and the contribution by Advance Auto Parts to ASCI of the Discount common stock, ASCI prepaid the principal and accrued interest outstanding, and where applicable LIBOR break fees or make-whole premiums, under (a) the Credit Agreement dated as of April 15, 1998, as amended and restated as of October 19, 1998, and as amended, among Advance Holding, ASCI, the lenders party thereto and Chase, as administrative agent; (b) the Revolving Credit Agreement dated as of July 29, 1999, as amended, among Discount, SunTrust Bank ("SunTrust") and the other parties thereto; (c) Discount's 7.46% Senior Notes Due July 15, 2007; and (d) Discount's 9.80% Senior Secured Notes Due May 31, 2003.

           In addition, immediately following the closing of the Merger and the contribution by Advance Auto Parts to ASCI of the Discount common stock, ASCI paid, on behalf of Discount Auto Parts Distribution Center, Inc. ("DAP Distribution Center"), all amounts payable as the purchase price (the "Synthetic Lease Purchase Price Obligation") pursuant to the election by DAP Distribution Center to acquire the Gallman, Mississippi property which was the subject of a Master Agreement dated as of May 30, 2000 among Discount, DAP Distribution Center, Atlantic Financial Group, Ltd., SunTrust and the other signatories thereto and the Master Lease Agreement dated as of May 30, 2000 among Discount, DAP Distribution Center, Atlantic Financial Group, Ltd., SunTrust and the other signatories thereto, which payment of such purchase price (a) was used to satisfy the indebtedness owing by Atlantic Financial Group, Ltd., Discount and DAP Distribution Center to SunTrust, and (b) was deemed to satisfy the indebtedness owing under the Mississippi Business Finance Corporation Industrial Development Bonds, Series 2000 (Atlantic Financial Group, Ltd. Project). Contemporaneously with the payment of the Synthetic Lease Purchase Price Obligation, title to the Gallman, Mississippi property was conveyed to Discount by Atlantic Financial Group, Ltd.

           The consideration payable pursuant to and other terms of the Merger were determined by "arms length" negotiations among the parties to the Merger Agreement.

           Discount is one of the Southeast's leading speciality retailers and suppliers of automotive replacement parts, maintenance items and accessories to both do-it-yourself consumers and professional mechanics and service technicians, based on store count. Discount currently operates 671 stores located throughout Florida, Georgia, Mississippi, Alabama, Louisiana and South Carolina. Advance Auto Parts intends to continue the business operations conducted and intended to be conducted by Discount. Advance Auto Parts intends to convert Discount's stores outside Florida to the Advance Auto Parts banner within the next year. Advance Auto Parts intends to convert Discount's stores in Florida to the Advance Auto Parts banner over the next four years.

           A copy of the press release announcing the closing of the Discount acquisition is filed as Exhibit 99.1 to this Form 8-K.

           The descriptions of the Merger Agreement and the Reincorporation Merger Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Reincorporation Merger Agreement, each which is incorporated by reference as an exhibit hereto.

Item 7.    Financial Statements and Exhibits.

           (a)   Financial Statements of Businesses Acquired.

                 Audited Consolidated Financial Statements of Discount as of May 29, 2001 and May 30, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended May 29, 2001, are incorporated herein by reference to the Annual Report on Form 10-K of Discount for the fiscal year ended May 29, 2001, as filed with the Securities and Exchange Commission.

                 Unaudited Consolidated Financial Statements of Discount as of August 28, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the thirteen weeks ended August 28, 2001 and August 29, 2000, are incorporated herein by reference to the Quarterly Report on Form 10-Q of Discount for the quarterly period ended August 28, 2001, as filed with the Securities and Exchange Commission.

           (b)   Pro Forma Financial Information.

                 The pro forma financial information required to be filed as part of this report is attached hereto as Exhibit 99.4.

           (c)   Exhibits.

                 See Exhibit Index on page following signatures.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ADVANCE AUTO PARTS, INC.
                                        ----------------------------------------
                                                      (Registrant)

Date   November 30, 2001                           /s/ Jimmie L. Wade
      --------------------------        ----------------------------------------
                                                       (Signature)*
                                        Jimmie L. Wade
                                        President and Chief Financial Officer

*Print name and title of the signing officer under his signature.

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                                  EXHIBIT INDEX

  Exhibit
   Number                            Exhibit Description
-----------      ---------------------------------------------------------------
    2.1(1) Agreement and Plan of Merger dated as of August 7, 2001 by and among Advance Auto Parts, Inc., Advance Holding Corporation, AAP Acquisition Corporation, Advance Stores Company, Incorporated and Discount Auto Parts, Inc.

    2.2(2) Agreement and Plan of Merger dated as of August 7, 2001 by and between Advance Auto Parts, Inc. and Advance Holding Corporation

        23        Consent of Ernst & Young LLP

      99.1        Press release of Advance Auto Parts, Inc. dated November 28,
                  2001

   99.2(3) Audited Consolidated Financial Statements of Discount Auto Parts, Inc. as of May 29, 2001 and May 30, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended May 29, 2001.

   99.3(4) Unaudited Consolidated Financial Statements of Discount Auto Parts, Inc. as of August 28, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the thirteen weeks ended August 28, 2001 and August 29, 2000.

      99.4 Unaudited Pro Forma Financial Data, including (a) the unaudited pro forma consolidated statement of operations data for the twelve months ended October 6, 2001, the fiscal year ended December 30, 2000 and the nine months ended October 6, 2001, and the notes thereto, and (b) the unaudited pro forma balance sheet as of October 6, 2001, and the notes thereto.




             (1) Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 of Advance Auto Parts, Inc. (Registration No. 333-68858) filed with the Securities and Exchange Commission by Advance Auto Parts, Inc. on August 31, 2001.

             (2) Incorporated by reference to Exhibit 2.4 to the Registration Statement on Form S-4 of Advance Auto Parts, Inc. (Registration No. 333-68858) filed with the Securities and Exchange Commission by Advance Auto Parts, Inc. on August 31, 2001.

             (3) Incorporated by reference to the Annual Report on Form 10-K of Discount Auto Parts, Inc. for the fiscal year ended May 29, 2001 (Commission File No. 1-11276) filed with the Securities and Exchange Commission by Discount Auto Parts, Inc. on August 24, 2001.

             (4) Incorporated by reference to the Quarterly Report on Form 10-Q/A of Discount Auto Parts, Inc. for the quarter ended August 28, 2001 (Commission File No. 1-11276) filed with the Securities and Exchange Commission by Discount Auto Parts, Inc. on November 6, 2001.